Exhibit 3.293

DFI/CORP/38

RECORD 2011

United States of America

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

To All to Whom These Presents Shall Come, Greeting:

I, PAUL M. HOLZEM, Administrator, Division of Corporate and Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of such record; and that I am the legal custodian of said record, and that this certification is in due form.

IN TESTIMONY WHEREOF, I have

hereunto set my hand and affixed the official seal

of the Department.

PAUL M. HOLZEM, Administrator

Division of Corporate and Consumer Services

Department of Financial Institutions

BY:

DATE: NOV-5 2012

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

Sec. 183.0202

Wis. Stats.

State of Wisconsin

Department of Financial Institutions

ARTICLES OF ORGANIZATION- LIMITED LIABILITY COMPANY

Executed by the undersigned for the purpose of forming a Wisconsin Limited Liability Company under Chapter 183 of the Wisconsin Statutes:

Article 1. Name of the limited liability company:

South Suburban, LLC

Article 2. The limited liability company is organized under Ch. 183 of the Wisconsin Statutes.

Article 3. Name of the initial registered agent:

C T CORPORATION SYSTEM

Article 4. Street address of the initial registered office:

8025 Excelsior Drive

Suite 202

Madison, WI 53717

United States of America

Article 5. Management of the limited liability company shall be vested in:

A member or members

Article 6. Name and complete address of each organizer:

Joyce Hansen

125 S. 84th Street

Suite 200

Milwaukee, WI 53214

United States of America

Other Information. This document was drafted by:

Joyce Hansen

Organizer Signature:

Joyce Hansen

Date & Time of Receipt:

8/19/2011 2:46:21 PM

Order Number:

201108192701755

ARTICLES OF ORGANIZATION- Limited Liability

Company(Ch. 183)

ENDORSEMENT

Filing Fee: $130.00

Total Fee: $130.00

State of Wisconsin

Department of Financial Institutions

EFFECTIVE DATE

8/19/2011

FILED

8/19/2011

Entity ID Number

S092273

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